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                                                                   Exhibit 10.28

                         RECRUITMENT SERVICES AGREEMENT

      THIS RECRUITMENT SERVICES AGREEMENT ("Agreement") is entered into as of the ___ day of July, 1999, by and between ClinTrials Research, Inc., a Delaware corporation ("CTR") and AmericasDoctor.com, Inc. ("AD"), a Delaware corporation. AD and CTR are sometimes referred to herein as the "Parties" and individually as a "Party." Capitalized terms shall have the meanings set forth for such terms in
Article XII hereof or as otherwise defined in this Agreement.

      WHEREAS, AD is engaged in the business of operating an Internet site located at the URL http://www.americasdoctor.com (the "AD Site");

      WHEREAS, CTR is engaged in the business of clinical recruitment and testing of pharmaceutical products and devices;

      WHEREAS, AD and Centerwatch, Inc. ("CW") have agreed to gather certain data concerning clinical trial volunteers through the use of a trials volunteer questionnaire ("Trials Volunteer Questionnaire") and store such data in a trials volunteer questionnaire database ("Trials Volunteer Questionnaire Database").

      NOW, THEREFORE, in contemplation of the foregoing recitals and in consideration of the mutual covenants and promises contained herein, the Parties hereby agree as follows:

                                    Article I
                       Development of Database; Promotion

1.1 Development of Database. AD shall cause to be developed on or prior to August 15, 1999, the Trials Volunteer Questionnaire for those Users who are interested in participating in a clinical trial. The Trials Volunteer Questionnaire shall include: (i) the User granting permission to AD, its agents and Affiliates to contact research organizations ("CROs"), site management organizations ("SMOs") and pharmaceutical companies on the User's behalf, (ii) a description of the relationship between AD, CW, CROs, SMOs and pharmaceutical companies and (iii) the User granting permission to AD, its agents and Affiliates to use the information from the Trials Volunteer Questionnaire for purposes of marketing and selling other AD content, products and services.

1.2 Promotion of Clinical Trial Recruitment. AD shall use commercially reasonable efforts to promote the Recruitment Services (as defined herein) and to encourage Users to provide information for the Trials Volunteer Questionnaire Database. During the 24 month period from the date hereof, AD shall cause to be provided in excess of $10,000,000 in promotional, marketing and advertising services for the sale of Recruitment Services and for the attraction of Users to provide information for the Trials Volunteer Questionnaire Database. Such promotion and advertising may include television, radio, Internet and print advertising and may be part of other AD promotions.

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                                   Article II
                       Use of Recruitment Services by CTR

2.1 Recruitment Services. AD shall provide Internet clinical trial recruitment services to CTR ("Recruitment Services"), consisting of contact information of Qualified Applicants (as defined herein) from the Trials Volunteer Questionnaire Database and, to the extent that the Trials Volunteer Questionnaire Database does not contain such contact information, the gathering of such contact information through the use of the AD Site and other relationships that AD has with third Persons.

2.2 Pricing. CTR and AD shall negotiate in good faith the pricing terms for Recruitment Services for each clinical trial managed or conducted by CTR. The price for Recruitment Services shall be based on the number of Qualified Applicants identified to CTR for such trial. The pricing for each Qualified Applicant shall depend on a number of factors including the rarity of the screening conditions for the trial, length of time for recruiting a candidate and other factors agreed to by the Parties. "Qualified Applicant" means an applicant who (i) meets all selection criteria specified by CTR to AD on the date that AD was retained to provide Recruitment Services for a given clinical trial and (ii) appears for an initial screening at a time and location as shall be reasonably requested of such applicant by CTR.

2.3 Use of Service. Subject to this Section 2.3 and Section 2.4, in the event that CTR or any of its clients elects to recruit clinical trial candidates through the Internet, CTR shall use exclusively the Recruitment Services for the benefit of its clients; provided, however, that CTR may obtain services similar to the Recruitment Services from any other Person with respect to a clinical trial if the CTR client for such trial requires CTR in writing to use such other services, and CTR promptly discloses such written requirement to AD. CTR shall use commercially reasonable efforts to promote the Recruitment Services to CTR clients. AD recognizes and acknowledges that CTR cannot obligate or bind a CTR client to use the Recruitment Services.

2.4 Use of Other Providers. In the event that AD is unable to fulfill its volunteer quota for such trial (as agreed to by the Parties prior to the commencement of the recruitment for such trial) within 45 days from the date that AD was retained to provide Recruitment Services for such trial, CTR shall have the right to use Persons other than AD to recruit clinical trial candidates through the Internet for the benefit of CTR with respect to a particular clinical trial.

2.5 Marketing Assistance. AD shall assist CTR in obtaining contracts with CTR clients by presenting to such clients, at CTR's reasonable request, information concerning the Recruitment Services.


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                                   Article III
                              CTR Acknowledgements

3.1   AD Site. CTR agrees and acknowledges that:

      (i) AD does not investigate, monitor, operate or control the material, information, products, services, opinions or recommendations on the AD Site, nor does it make any warranties, representations or endorsements in connection with any material, information, products, services, opinions or recommendation contained or available in conferences, special programs, disease communities on the AD Site and other programs or websites linked to the AD Site;

      (ii) WITH RESPECT TO THE AD SITE, AD DOES NOT WARRANT, REPRESENT OR GUARANTEE THAT IT WILL RESPOND TO ALL USER INQUIRIES, COMMENTS OR REQUESTS FOR INFORMATION AND DOES NOT MAKE ANY REPRESENTATION OR WARRANTY CONCERNING USEFULNESS OR FITNESS FOR A PARTICULAR PURPOSE OF THE INFORMATION SUPPLIED TO USERS, OR THAT ITS FILES ARE FREE OF VIRUSES, WORMS, TROJAN HORSES OR OTHER CODES THAT INCLUDE OR. MANIFEST CONTAMINATING OR DESTRUCTIVE CHARACTERISTICS; and

      (iii) WITH RESPECT TO THE AD SITE, AD MAKES NO REPRESENTATIONS OR WARRANTIES CONCERNING THE OPERATION OF THE AD SITE WILL BE UNINTERRUPTED OR ERROR FREE, AND AD SHALL NOT BE LIABLE FOR THE CONSEQUENCES OF ANY INTERRUPTIONS OR ERRORS. AD SHALL NOT BE RESPONSIBLE FOR INTERRUPTIONS OR ERRORS IN THE OPERATION OF THE INTERNET, THE AD SITE OR ANY OTHER ENTITY WHICH IMPACTS THE OPERATION OF THE AD SITE OR ANY OTHER SITE ON THE INTERNET.

                                   Article IV
                    Representations, Warranties and Covenants

4.1 CTR Representations and Warranties. CTR represents and warrants to AD as of the date hereof that the execution and delivery of this Agreement does not conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or accelerate the performance required by or maturity of, or result in the creation of any security interest, lien, charge or encumbrance on any of CTR's assets pursuant to any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, permit, license, franchise, lease, contract, or other instrument or obligation to which CTR is a party or by which any of its assets are bound or affected.

4.2 CTR Covenants. CTR covenants to AD that on and after the date of this Agreement, CTR shall materially comply with all applicable laws, rules, regulations and standards


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      promulgated by governmental and non-governmental organizations governing the advertising, marketing and promotion of clinical trial services and the conduct of such trials.

4.3 AD Representations and Warranties. AD represents and warrants to CTR as of the date hereof that the execution and delivery of this Agreement does not conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or accelerate the performance required by or maturity of, or result in the creation of any security interest, lien, charge or encumbrance on any of AD's assets pursuant to any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, permit, license, franchise, lease, contract, or other instrument or obligation to which AD is a party or by which any of its assets are bound or affected.

4.4 AD Covenants. AD covenants to CTR that on and after the date of this Agreement, AD shall materially comply with all applicable laws, rules, regulations and standards promulgated by governmental and non-governmental organizations governing the advertising, marketing and promotion of clinical trial services.

4.5   Mutual Representations. Each Party represents to the other Party that:

      (i) it has the full power and authority to enter into, execute, deliver, and perform this Agreement;

      (ii) the execution, delivery and performance of this Agreement and the consummation of all transactions contemplated herein, have been duly authorized by all necessary corporate and other actions of such Party; and

      (iii) this Agreement, when executed and delivered by such Party, shall be a valid and binding obligation of such Party, enforceable against it in accordance with the terms hereof, subject to bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and except that the remedies of specific performance, injunction and other forms of mandatory equitable relief may not be available.

                                    Article V
                             Relationship of Parties

5.1 No Joint Venture. Nothing contained in this Agreement shall be construed as providing for a joint venture or partnership or for the sharing of profits or losses arising out of the efforts of either or both of the Parties, except as otherwise specifically provided for herein.

5.2 Independent Contractors. The Parties are and shall conduct themselves as independent contractors in the performance of this Agreement. Each Party shall have the right to determine the manner in which such Party conducts its business operations or provides


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      any services or materials to the other Party pursuant to this Agreement.
      Neither Party shall have any right or authority to bind or commit the other Party to any agreement, undertaking or obligation without the prior written consent of the other Party.

5.3   Confidential Information.

      (i) As used in this Agreement, the term "Confidential Information" shall mean any information of a proprietary, technical or scientific nature disclosed by one Party to the other Party unless specifically designated not to be confidential, and shall include the identities of suppliers, customers and strategic partners of either Party and the terms of any agreements, contracts, understandings or relationships of either Party.

      (ii) Each Party shall treat as confidential all Confidential Information of the other Party, shall not use such Confidential Information except for the purposes of this Agreement or as otherwise authorized by the other Party in writing, shall implement reasonable procedures to prohibit the disclosure, duplication, misuse, or removal of the other Party's Confidential Information, and shall not disclose such Confidential Information to any third party except (a) as may be necessary and required in connection with the rights and obligations of such Party under this Agreement and subject to confidentiality obligations at least as protective as those set forth in this Agreement or (b) as required by law or legal process. Without limiting the foregoing, each of the Parties shall use at least the same procedures and degree of care which it uses to prevent the disclosure of its own Confidential Information of like importance to prevent the disclosure of Confidential Information disclosed to it by the other party under this Agreement, but in no event less than reasonable care.

      (iii) The foregoing restrictions as to Confidential Information shall not apply to information that;

            (1) is known to the receiving Party at the time of the communication to the receiving Party;

            (2) has become publicly known through no wrongful act of the receiving Party;

            (3) has been rightfully received from a third party authorized to make such communication without restriction;

            (4)   has been independently developed by the receiving Party, or

            (5) has been approved for release by the written authorization of the communicating Party.


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                                   Article VI
                   Indemnification and Limitation on Liability

6.1   Indemnities.

      (i) Each Party agrees to indemnify and hold the other Party harmless from, and to reimburse such other Party for, any loss, cost, expense, damage, liability or claim (including, without limitation, any attorneys' fees and costs of investigation and defense) arising out of, based upon or resulting from (a) the inaccuracy of any representation or warranty of the indemnifying Party which is contained in this Agreement, or (b) the breach of or failure to perform any warranty or covenant made by the indemnifying Party which is contained in this Agreement.

      (ii) CTR agrees to indemnify and hold AD harmless from, and to reimburse AD for, any loss, cost, expense, damage, liability or claim (including, without limitation, any attorneys' fees and costs of investigation and defense) arising out of, based upon or resulting from any claim by a User relating to a clinical trial for which Recruitment Services are provided to CTR hereunder.

6.2 Limitation on Damages. In no event, whether through arbitration or judicial proceeding, shall any Party be liable to the other Party for special, incidental, indirect or consequential damages of any kind or nature, on claims made directly by the other Party (without limitation of third party claims and claims of contribution) even if advised of the possibility of such damages in advance. Notwithstanding the preceding sentence, in the event of a third party claim which gives rise to a right of indemnification pursuant to Section 6.1, a Party shall be obligated to fully indemnify the other Party pursuant to the terms and conditions of
      Section 6.1.

                                   Article VII
                              Term and Termination

7.1 Term. The term of this Agreement shall be for 24 months from the date hereof. Either Party shall have the right to terminate this Agreement within 45 days prior written notice on or after nine months from the date hereof.

7.2 Survival of Certain Terms. The provisions contained in Articles III, IV, V, VI, IX and X shall survive termination, expiration, or cancellation of this Agreement.

7.3 Termination. Upon the occurrence of any one of the following events, either Party may elect to terminate this Agreement by notice to the other Parties, such termination to take effect on the date of the notice unless otherwise advised by the Party giving the notice:

      (i) If the other Party fails to comply with any material provision of this Agreement, and such failure is not cured or discharged within 30 days written notice thereof.


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      (ii)  Upon the insolvency or bankruptcy of, or the filing of a petition for reorganization or liquidation under applicable bankruptcy or insolvency laws by or against, or an assignment for the benefit of creditors of, or the appointment of administrator, liquidator, trustee or receiver of, or any similar protective proceeding or act or event of bankruptcy with respect to one of the other Parties.

      (iii) Upon the breach by the other Party of any representation, warranty or covenant contained herein.

                                  Article VIII
                                     Notices

Any notice, demand, request, statement, or other writing required or permitted by this Agreement shall be deemed to have been sufficiently provided when personally delivered, sent by telecopy transmission, or dispatched by air courier, addressed as follows:

To AD:           AmericasDoctor.com, Inc.
                 Attention: Dr. Scott Rifkin
                 10065 Red Run Boulevard
                 Suite 200
                 Owings Mills, MD 21117
                 Tel: (443) 394-1301
                 Fax: (443) 581-1571

                 with a copy to;

                 AmericasDoctor.com, Inc.
                 Attention: Jacob Wyatt
                 10065 Red Run Boulevard
                 Suite 200
                 Owings Mills, MD 21117
                 Tel: (443) 394-1308
                 Fax: (443) 581-1571

To CTR:          ClinTrials Research Inc.
                 Attn: Jeffrey J. Collins
                 P.O. Box 13991
                 Research Triangle Park, NC 27709
                 Tel: (919) 460-9005
                 Fax: (919) 462-2400


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                                   Article IX
                                 Applicable Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, United States of America, regardless of its place of negotiation, execution, or performance and regardless of any principles of conflict of laws or choice of law which would require the application of the laws of another jurisdiction

                                    Article X
                               Dispute Resolution

10.1 Forum. The Parties agree, expressly renouncing any other forum for the resolution of disputes, that except as provided in Section 10.2, any disputes arising out of; relating to, or arising in connection with this Agreement shall be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, except as modified by this Section. The arbitration panel shall consist of three arbitrators, one to be appointed by AD, one to be appointed by CTR and the third to be selected by the two arbitrators so appointed. The arbitration will be held in the State of Delaware; and it shall be held as promptly as possible at such time as the arbitration tribunal may determine. The arbitration will be held in the English language. The arbitrators shall state the reasons upon which the award is based. Judgment upon the arbitration award may be entered in any court of competent jurisdiction (including without limitation the courts of the United States and the respective political subdivisions thereof), or application may be made to any such court for a judicial acceptance of the award and an order of enforcement, as the case may be. If either Party employs an attorney or commences legal or arbitral proceedings to enforce the provisions of this Agreement, the prevailing Party shall be entitled (unless the relevant tribunal decides otherwise) to recover from the other, reasonable costs incurred in connection with such enforcement, including but not limited to, attorneys' fees and costs of investigation and litigation/arbitration. Except as otherwise specifically provided in this Article, no Party shall institute any action or proceeding against the other Party in any court with respect to any dispute which is or could be the subject of a claim or proceeding pursuant to this Article.

10.2 Injunctive Relief. The Parties acknowledge that breaches of this Agreement may result in material irreparable injury for which there is no adequate remedy at law, that it will not be possible to measure damages for such breaches, and that in the event of such a breach or threat thereof the each Party shall be entitled (notwithstanding the provisions of Section 10.1) to seek and obtain a temporary restraining order, a preliminary injunction, a permanent injunction or other equitable relief restraining such Party from engaging in activities prohibited by this Agreement. Each Party further acknowledges that in the event of such a breach or threat thereof the other Party shall be entitled to obtain such other or further relief as may be required to specifically enforce any of the covenants of this Agreement.


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                                   Article XI
                                  Miscellaneous

11.1 Successors. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, and successors, permitted transferees, and permitted assignees.

11.2 Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their permitted assignees and nothing herein expressed or implied shall give or be construed to give to any Person, other than the Parties and such assignees, any legal or equitable rights hereunder,

11.3 Assurances. Each Party agrees to perform all further acts and to execute, acknowledge, and deliver any documents which may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.

11.4 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, and such counterparts shall together constitute but one and the same instrument.

11.5 Assignment. No Party shall assign or delegate this Agreement or any of its rights or obligations hereunder, other than to an Affiliate thereof, without the prior written consent of the other Party; provided, however, that the assigning Party shall remain liable for the performance of its duties hereunder.

11.6 Unenforceable Terms. If any term, provision, covenant, or condition of this Agreement is held invalid or unenforceable for any reason, the remainder of the provisions shall continue in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated. Furthermore, upon the request of either Party, the Parties shall add, in lieu of such invalid or unenforceable provisions, provisions as similar in terms to such invalid or unenforceable provisions as may be possible and legal, valid and enforceable.

11.7 Interpretation. Where the context requires, words in the singular shall be construed as including the plural and words in the plural shall be construed as including the singular.

11.8 Headings. Headings are intended only for reference purposes and shall not be used to construe or limit any provision of this Agreements.

11.9 Entire Agreement. This Agreement constitutes the entire understanding of and agreement between the Parties and supersedes all prior representations, understandings, and agreements between the Parties and their Affiliates with respect to the subject matter hereof.


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11.10 Amendments. This Agreement shall be subject at any time to amendment upon the agreement of the Parties. Such amendments shall be in writing, shall identify the provisions of this Agreement that are to be amended, and shall be signed by the Parties.

11.11 Press Release. The Parties shall cooperate in preparing a press release concerning the transactions contemplated herein, wherein CTR will be described as exclusively using AD's Recruitment Services. The Parties shall make all reasonable efforts to finalize such press release within three (3) days of the date hereof.

                                   Article XII
                                   Definitions

12.1 Definitions. In this Agreement, the following terms shall have the meanings set forth below:

      (i) "Affiliate" means, with respect to any specified Person, any other Person (a) which owns (directly or indirectly) individually or as part of a group (as this term is defined under the Securities Exchange Act of 1934) greater than 50% of such specified Person or
            (b) of which greater than 50% of' the voting stock or other capital interest is owned by (directly or indirectly), individually or as part of a group (as this term is defined under the Securities Exchange Act of 1934) by such specified Person.

      (ii) "Person" means an individual, partnership, company, corporation or other legal entity, as the context requires.

      (iv)  "User" shall mean any Person that views the AD Site.

                         SIGNATURES FOLLOW ON NEXT PAGE


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      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly-authorized representatives as of the date first above written.

ClinTrials Research, Inc.:                        AmericasDoctor.com, Inc.:


By: /s/ Jeffrey J. Collins                        By: /s/ Scott M. Rifkin
   ---------------------------------------           ---------------------------
Name: Jeffrey J. Collins, PhD                     Name: Scott M. Rifkin, M.D.
     -------------------------------------             -------------------------
Title: Vice President, Product Development        Title: Chief Executive Officer
      ------------------------------------              ------------------------


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